Tortoise Capital Resources Corp. Releases Fiscal 2009 Second Quarter Financial Results

FOR IMMEDIATE RELEASE

LEAWOOD, Kan.– July 09, 2009 – Tortoise Capital Resources Corp. (NYSE: TTO) (the company) today announced that it has filed its Form 10-Q for its second quarter ended May 31, 2009.

Recent Highlights

•	Net assets of $80.2 million or $8.91 per share as of May 31, 2009
•	Total assets of $100.9 million as of May 31, 2009
•	Distributable cash flow of $1.3 million for the fiscal quarter ended May 31, 2009
•	Second quarter 2009 distribution of $0.13 per share paid June 01, 2009
•	Credit facility balance of $11.7 million as of July 06, 2009

Performance Review

The company views distributable cash flow (DCF) as a key indicator of its core financial performance. The company determines the amount of distributions paid to stockholders based on DCF which is distributions received from investments less total expenses. Credit constraints and liquidity concerns have been factors in the reduction or suspension of cash distributions of certain investments in the portfolio, including Eagle Rock Energy Partners, L.P., Quest Midstream Partners, L.P. and Abraxas Energy Partners, L.P., thus reducing the company’s DCF.  DCF for the fiscal quarter ended May 31, 2009 was approximately $1.3 million as shown below.  On June 1, 2009, the company paid a distribution of $0.13 per common share, a decrease of $0.10 per share compared to the prior quarter.

Leverage

On June 19, 2009, the company entered into a 60-day extension of its amended credit facility effective June 20, 2009 through August 20, 2009. The company reduced the balance on its credit facility from $23.1 million at Feb. 28, 2009 to a current balance of $11.7 million.  The amended credit facility retains the provision from the previous extension requiring the company to apply 100 percent of the proceeds from any private investment liquidation and 50 percent of the proceeds from the sale of any publicly traded portfolio assets to the outstanding balance of the facility.  In addition, each prepayment of principal of the loans under the amended credit facility will permanently reduce the maximum amount of the loans under the amended credit agreement to an amount equal to the outstanding principal balance of the loans under the amended credit agreement immediately following the prepayment. During the extension, outstanding loan balances generally will accrue interest at a variable rate equal to the greater of (i) one-month LIBOR plus 3.00 percent, and (ii) 5.50 percent.  The company continues to seek a longer-term lending arrangement and to reduce its leverage position through the sale of publicly traded securities.  Additionally, the company may have opportunities to realize liquidity from private holdings in order to further reduce, or even eliminate, its leverage.

Net Asset Value

At May 31, 2009, the company’s net asset value was $8.91 per share compared to $8.67 per share at Feb. 28, 2009.  Total assets decreased from $103.5 million as of Feb. 28, 2009 to $100.9 million as of May 31, 2009.  The decrease in total assets resulted from a $16.4 million increase in net unrealized appreciation of investments (before income taxes), offset by a reduction in assets due to sales of publicly traded securities and the utilization of those sales proceeds to reduce leverage.  Total assets also decreased this quarter due to a decrease in the deferred tax asset (as a result of the increase in unrealized appreciation) to $5.2 million (net of a $5.3 million valuation allowance), or approximately $0.58 per share, compared to $9.3 million (net of a $4.0 million valuation allowance), or approximately $1.04 per share at Feb. 28, 2009 .  The company does not include the deferred tax asset in the calculation of its management fee.

Portfolio Review

As of May 31, 2009, the fair value of the company’s investment portfolio (excluding short-term investments) totaled $91.2 million, including equity investments of $82.4 million and debt investments of $8.8 million. The portfolio consists of 60 percent midstream and downstream investments, 8 percent upstream investments, and 32 percent in aggregates and coal.  The weighted average yield-to-cost on the investment portfolio (excluding short-term investments) as of May 31, 2009 was 6.2 percent.

On June 30, 2009, Abraxas Petroleum Corporation (NASDAQ: AXAS) (“Abraxas Petroleum”)  and Abraxas Energy Partners, L.P. (“Abraxas Energy”) announced that they had entered into a definitive merger agreement pursuant to which Abraxas Energy will merge into Abraxas Petroleum.  The agreement provides for Abraxas Petroleum to acquire the outstanding common units of Abraxas Energy not currently held by a wholly-owned subsidiary of Abraxas Petroleum for $6.00 per common unit payable in shares of Abraxas Petroleum common stock. The number of shares of Abraxas Petroleum common stock will be not less than 4.25 shares, and not more than 6.0 shares, per common unit of Abraxas Energy.  The final number of shares will be determined by dividing $6.00 by the volume weighted average closing price of Abraxas Petroleum on the NASDAQ during the 20 trading days ending three business days prior to a special meeting of Abraxas Petroleum stockholders.  Holders of 96% of the common units of Abraxas Energy not held by a wholly-owned subsidiary of Abraxas Petroleum have executed a voting, registration rights and lock-up agreement with Abraxas Petroleum and Abraxas Energy.  The voting agreement provides an automatic vote, or proxy to vote, by the unaffiliated unitholders of Abraxas Energy in favor of the merger and for a 90-day lock-up period followed by a multi-year staggered lock-up period.  The voting agreement also provides for a standstill by the private investors on their rights under the existing exchange and registration rights agreement and a standstill by Abraxas Energy on its initial public offering.  The merger is subject to approval by the holders of a majority of the outstanding Abraxas Petroleum common stock and 80% of the outstanding Abraxas Energy common units, and other usual and customary closing conditions.

On July 6, 2009, Quest Resource Corporation (NASDAQ: QRCP) (“QRCP”), Quest Energy Partners, L.P. (NASDAQ: QELP) (“QELP”) and Quest Midstream Partners, L.P. (“QMLP”) announced that they had entered into a definitive merger agreement pursuant to which the three companies would recombine.  The recombination would be effected by forming a new, yet to be named, publicly-traded corporation that, through a series of mergers and entity conversions, would wholly-own all three entities. The completion of a recombination is subject to the satisfaction of a number of conditions, including the arrangement of one or more satisfactory credit facilities for the new entity, the approval of the transaction by the stockholders of QRCP and the unit holders of QELP and QMLP, and consents from each entity’s existing lenders. There can be no assurance that the definitive documentation will be agreed to or that a recombination will occur.

Earnings Call

The company will host a conference call at 4 p.m. CST on Thursday, July 09, 2009 to discuss its financial results for the fiscal quarter ended May 31, 2009. Please dial-in approximately five to 10 minutes prior to the scheduled start time.

U.S./Canada: (866) 225-8754

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available beginning at 7:00 p.m. CST on July 09, 2009 and continuing until 11:59 p.m. CST July 23, 2009, by dialing (800) 406-7325 (U.S./Canada).  The replay access code is 4075823#.  A replay of the webcast will also be available on the company's Web site at www.tortoiseadvisors.com through July 09, 2010.

About Tortoise Capital Resources Corp.
Tortoise Capital Resources invests primarily in privately-held and micro-cap public companies operating in the midstream and downstream segments, and to a lesser extent the upstream segment, of the U.S. energy infrastructure sector..

About Tortoise Capital Advisors
Tortoise Capital Advisors, LLC is a pioneer in capital markets for master limited partnership (MLP) investment companies and a leader in closed-end funds and separately managed accounts focused on MLPs in the energy sector. As of June 30, 2009, the adviser had approximately $2.0 billion of assets under management. For more information, visit our Web site at www.tortoiseadvisors.com.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement
This press release contains certain statements that may include “forward-looking statements” within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Tortoise Capital Advisors believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Tortoise Capital Advisors do not assume a duty to update this forward-looking statement.  Any distribution paid in the future to our stockholders will depend on the actual performance of the company’s investments, its costs of leverage and other operating expenses and will be subject to the approval of the company’s Board and compliance with asset coverage requirements of the Investment Company Act of 1940 and the leverage covenants.

Contact information:
Tortoise Capital Advisors, LLC
Pam Kearney, Investor Relations, (866) 362-9331, pkearney@tortoiseadvisors.com

Tortoise Capital Resources Corporation
STATEMENTS OF ASSETS & LIABILITIES

	May 31, 2009	November 30, 2008
	(Unaudited)
Assets
Investments at fair value, control (cost $29,312,205 and $30,418,802, respectively)	$32,264,166	$30,213,280
Investments at fair value, affiliated (cost $54,231,519 and $56,662,500, respectively)	40,682,061	48,016,925
Investments at fair value, non-affiliated (cost $39,046,320 and $49,760,304, respectively)	22,402,239	27,921,025
Total investments (cost $122,590,044 and $136,841,606, respectively)	95,348,466	106,151,230
Cash	68,200	-
Income tax receivable	-	212,054
Receivable for Adviser expense reimbursement	56,364	88,925
Interest receivable from control investments	-	76,609
Dividends receivable	94	696
Deferred tax asset, net	5,243,357	5,683,747
Prepaid expenses and other assets	157,945	107,796
Total assets	100,874,426	112,321,057

Liabilities
Base management fees payable to Adviser	338,187	533,552
Distribution payable to common stockholders	1,170,247	-
Accrued expenses and other liabilities	340,055	362,205
Short-term borrowings	18,800,000	22,200,000
Total liabilities	20,648,489	23,095,757
Net assets applicable to common stockholders	$80,225,937	$89,225,300

Net Assets Applicable to Common Stockholders Consist of:
Warrants, no par value; 945,594 issued and outstanding
at May 31, 2009 and November 30, 2008
(5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, $0.001 par value; 9,001,902 shares issued and outstanding at May 31, 2009 and 8,962,147 issued and outstanding at
November 30, 2008 (100,000,000 shares authorized)	9,002	8,962
Additional paid-in capital	103,868,927	106,869,132
Accumulated net investment loss, net of income taxes	(3,809,797)	(2,544,267)
Accumulated realized gain (loss), net of income taxes	(2,091,430)	6,364,262
Net unrealized depreciation of investments, net of income taxes	(19,121,465)	(22,843,489)
Net assets applicable to common stockholders	$80,225,937	$89,225,300

Net Asset Value per common share outstanding (net assets applicable
to common stock, divided by common shares outstanding)	$8.91	$9.96

	For the three months ended	For the three months ended	For the six months ended	For the six months ended
Distributable Cash Flow	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008

Total from Investments
Distributions from investments	$1,852,148	$2,773,933	$4,543,782	$5,394,648
Distributions paid in stock (1)	-	484,200	-	937,720
Interest income from investments	202,400	301,944	403,998	615,353
Dividends from money market mutual funds	420	817	1,145	3,127
Other income	15,000	-	30,000	28,987
Total from Investments	2,069,968	3,560,894	4,978,925	6,979,835

Operating Expenses Before Leverage Costs
Advisory fees (net of expense reimbursement by Adviser)	281,821	485,768	609,129	979,374
Other operating expenses (excluding capital gain incentive fees)	236,014	262,515	453,596	512,796
Total Operating Expenses	517,835	748,283	1,062,725	1,492,170
Distributable cash flow before leverage costs	1,552,133	2,812,611	3,916,200	5,487,665
Leverage Costs	256,842	435,594	427,958	933,498
Distributable Cash Flow	$1,295,291	$2,377,017	$3,488,242	$4,554,167

Distributions paid on common stock	$1,170,247	$2,330,092	$3,231,540	$4,544,679

Payout percentage for period (2)	90%	98%	93%	100%

DCF/GAAP Reconciliation
Distributable Cash Flow	$1,295,291	$2,377,017	$3,488,242	$4,554,167
Adjustments to reconcile to Net Investment Income, before Income Taxes
Distributions paid in stock (1)	28,377	(484,200)	56,514	(937,720)
Return of capital on distributions received from equity investments	(2,864,138)	(2,330,564)	(4,717,386)	(4,190,305)
Capital gain incentive fees	-	(1,367,168)	-	(1,087,503)
Net Investment Income, before Income Taxes	$(1,540,470)	$(1,804,915)	$(1,172,630)	$(1,661,361)

(1) The only distributions paid in stock for the three and six months ended May 31, 2009 were from Abraxas Energy Partners, L.P. which were paid in stock as a result of credit constraints and therefore were not included in DCF. Distributions paid in stock for the three and six months ended
May 31, 2008 represent paid-in-kind distributions from LONESTAR Midstream Partners, LP
(2) Distributions paid as a percentage of Distributable Cash Flow.

Tortoise Capital Resources Corporation
STATEMENTS OF OPERATIONS (Unaudited)

	For the three months ended May 31, 2009	For the three months ended May 31, 2008	For the six months ended May 31, 2009	For the six months ended May 31, 2008
Investment Income
Distributions from investments
Control investments	$579,215	$344,597	$1,158,430	$627,501
Affiliated investments	836,038	1,709,792	1,665,376	3,359,680
Non-affiliated investments	465,272	719,544	1,776,490	1,407,467
Total distributions from investments	1,880,525	2,773,933	4,600,296	5,394,648
Less return of capital on distributions	(2,864,138)	(2,330,564)	(4,717,386)	(4,190,305)
Net distributions from investments	(983,613)	443,369	(117,090)	1,204,343
Interest income from control investments	202,400	301,944	403,998	615,353
Dividends from money market mutual funds	420	817	1,145	3,127
Fee income	15,000	-	30,000	-
Other income	-	-	-	28,987
Total Investment Income	(765,793)	746,130	318,053	1,851,810

Operating Expenses
Base management fees	338,186	589,996	730,955	1,175,249
Capital gain incentive fees (Note 4)	-	1,367,168	-	1,087,503
Professional fees	145,017	164,131	274,109	315,882
Administrator fees	15,782	27,408	34,111	54,558
Directors' fees	22,080	22,083	43,737	44,746
Reports to stockholders	15,408	13,056	30,481	25,971
Fund accounting fees	8,735	8,550	16,740	17,038
Registration fees	7,891	7,458	15,610	14,834
Custodian fees and expenses	4,673	4,684	7,760	9,369
Stock transfer agent fees	3,403	3,403	6,584	6,769
Other expenses	13,025	11,742	24,464	23,629
Total Operating Expenses	574,200	2,219,679	1,184,551	2,775,548
Interest expense	256,842	435,594	427,958	933,498
Total Expenses	831,042	2,655,273	1,612,509	3,709,046
Less expense reimbursement by Adviser	(56,365)	(104,228)	(121,826)	(195,875)
Net Expenses	774,677	2,551,045	1,490,683	3,513,171
Net Investment Loss, before Income Taxes	(1,540,470)	(1,804,915)	(1,172,630)	(1,661,361)
Deferred tax benefit (expense)	8,283	685,869	(92,900)	631,318
Net Investment Loss	(1,532,187)	(1,119,046)	(1,265,530)	(1,030,043)

Realized and Unrealized Gain (Loss) on Investments
Net realized loss on investments, before income taxes	(7,335,157)	-	(7,834,975)	-
Deferred tax expense	(758,204)	-	(620,717)	-
Net realized loss on investments	(8,093,361)	-	(8,455,692)	-
Net unrealized appreciation (depreciation) of control investments	3,029,773	(1,257,164)	3,157,483	3,336
Net unrealized appreciation (depreciation) of affiliated investments	3,374,165	10,055,991	(4,903,883)	9,749,617
Net unrealized appreciation (depreciation) of non-affiliated investments	9,978,917	2,646,187	5,195,197	(1,755,646)
Net unrealized appreciation, before income taxes	16,382,855	11,445,014	3,448,797	7,997,307
Deferred tax benefit (expense)	(3,284,590)	(4,349,106)	273,227	(3,038,977)
Net unrealized appreciation of investments	13,098,265	7,095,908	3,722,024	4,958,330
Net Realized and Unrealized Gain (Loss) on Investments	5,004,904	7,095,908	(4,733,668)	4,958,330

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations	$3,472,717	$5,976,862	$(5,999,198)	$3,928,287

Net Increase (Decrease) in Net Assets Applicable to Common Stockholders
Resulting from Operations Per Common Share:
Basic and Diluted	$0.39	$0.67	$(0.67)	$0.44

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,000,174	8,876,540	8,981,369	8,858,213